Exhibit 10.43

SECOND AMENDMENT TO AMENDED AND RESTATED

CONSULTING AGREEMENT

WHEREAS, the Amended and Restated Consulting Agreement, attached hereto as Exhibit A (“Agreement”), was executed on July 15, 2002, and amended on April 30, 2003;

WHEREAS, the parties desire to amend the term as set forth below;

1.        “August 31, 2009,” shall be substituted for “August 31, 2006” in paragraph 3 of the Agreement.

2.        Except as amended above, the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

HILB ROGAL & HOBBS COMPANY

By:	/s/ A. Brent King	/s/ Robert H. Hilb
A. Brent King		Robert H. Hilb

Date:	October 12, 2006	Date:	October 12, 2006